UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

TOPSPIN MEDICAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-8-9200033

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 14, 2008, our wholly-owned subsidiary, TopSpin Medical (Israel) Ltd. (the “Subsidiary”), entered into a master equipment rent agreement (the “Agreement”) with Top Medical B.V. (the “Distributor”), wherein the Distributor has agreed to rent certain equipment from the Subsidiary related to our intravascular MRI catheter system in order to enable the Distributor to rent our intravascular MRI catheter system to hospitals located in the Netherlands, Belgium and Luxembourg. The Distributor will pay the Subsidiary an annual rental fee, which fee will be agreed upon by the parties in subsequent equipment schedules to the Agreement. Title to the equipment rented pursuant to the Agreement shall at all times remain with the Subsidiary, and the rented equipment shall at all times remain the exclusive property of the Subsidiary.

Under the Agreement, the Subsidiary has warranted that the rented equipment shall materially perform in accordance with and conform to the manuals provided with respect to the rented equipment, and the Subsidiary may be required to pay the Distributor an amount up to the total amount of rent that the Distributor paid to the Company pursuant to the Agreement during the 12 month period preceding any claim, action or suit that the Distributor may file against the Subsidiary alleging breach of this warranty.

Unless the Agreement is earlier terminated by either of the parties pursuant to the conditions set forth in the Agreement, the Agreement may be terminated by either party upon the provision of 30 days advance written notice to the other party.

In addition to the Agreement, both the Subsidiary and the Distributor are parties to a certain distribution agreement pursuant to which the Distributor has been appointed as our exclusive distributor and marketer of our intravascular MRI catheter system in the Netherlands, Belgium and Luxembourg.

A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Master Equipment Rent Agreement by and between TopSpin Medical (Israel) Ltd. and Top Medical B.V., dated January 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.
Date: January 17, 2008	By:	/s/ Eyal Kolka
		Name:	Eyal Kolka
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Master Equipment Rent Agreement by and between TopSpin Medical (Israel) Ltd. and Top Medical B.V., dated January 14, 2008.